Hartman Short Term Income Properties XX, Inc. Files Annual Report

On April 2, 2018, Hartman Short Term Income Properties XX, Inc. (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the Securities and Exchange Commission (SEC). Hartman Short Term Income Properties XX, Inc. closed to new investments on March 31, 2016.

Shareholders have the ability to receive a hard copy of the Company’s complete annual audited financial statements free of charge upon request.

To request a copy, shareholders may:

1.

Call Hartman Investors Relations at 877-734-8876;

2.

Write to Hartman Investor Relations at 2909 Hillcroft, Suite 420, Houston, Texas 77057; or

3.

Email Hartman Investor Relations at investorrelations@hartmaninvestment.com.

Access to copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, including amendments to such filings, may be obtained free of charge from our website, http://www.hartmanreits.com/sec-filings/.

About Hartman

Hartman has extensive experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse properties located in Texas. Since 1983, Hartman and its affiliated entities (including founder, Allen R. Hartman) have sponsored 23 programs and acquired interests in more than 90 real assets totaling approximately $735 million as of December 31, 2017.

Media Contact:

Faye King, Managing Director

713-586-2681

fking@hartmaninvestment.com